Exhibit 10.2

FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”) is made effective as of the 1st day of January 2012, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and JAMES W. CORNELSEN (the “Employee”).  This First Amendment amends in certain respects that certain Executive Employment Agreement dated January 28, 2011, between the Bank and Employee, (the “Original Agreement”).

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

2.	Amendments. The Original Agreement is hereby amended as follows:

a.	The following sentence is hereby added to the end of Section 3.1 of the Original Agreement:

“As of January 1, 2012, the Board extended the Term for one additional year such that, as of such date, the Term was to expire as of March 30, 2015.”

b.	Section 4.1(a) of the Original Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

“(a) Base Salary.  During the Term the Employee will receive a base salary at the rate of $318,000 per annum, payable in substantially equal installments in accordance with the Bank’s regular payroll practices (“Base Salary”).  The Employee’s Base Salary will be reviewed the Board annually, and the Employee will be entitled to receive annually an increase in such amount, if any, as may be determined by the Board.”

All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this First Amendment.

3.
Counterparts.  The Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, under seal, as of March 5, 2012, effective as of January 1, 2012.

WITNESS/ATTEST:	OLD LINE BANK

/s/ Christine M. Rush	By: /s/ Charles A. Bongar, Jr. (SEAL)
Name: Charles A. Bongar, Jr.
Title: Chairman of Compensation Committee

WITNESS:

/s/ Christine M. Rush	/s/James W. Cornelsen (SEAL)
JAMES W. CORNELSEN